UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 11, 2009

Date of Report (date of earliest event reported)

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

125 Constitution Drive

Menlo Park, California 94025-1118

(Address of principal executive offices)

(650) 475-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 11, 2009, the Board of Directors (the “Board”) of XTENT, Inc. (“XTENT” or the “Company”) unanimously approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”). A press release announcing the Board’s approval of the Plan of Dissolution is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

This current report on Form 8-K is for informational purposes only. It is not a solicitation of a proxy. In connection with the Plan of Dissolution, the Company has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date for the special meeting which has yet to be determined. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: XTENT, Inc., Attn: Secretary, 125 Constitution Drive, Menlo Park, CA 94025, or accessing the “Investor Relations” section of the Company’s website at http://investor.xtentinc.com/. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan of Dissolution.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of XTENT, Inc. dated as of May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: May 15, 2009	By:	/s/ Gregory D. Casciaro
Gregory D. Casciaro
President and Chief Executive Officer